UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2012

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7075 Flying Cloud Drive

Eden Prairie, Minnesota, 55344

(Address and zip code of principal executive offices)

(952) 828-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2012, SUPERVALU INC. (the “Company”) entered into two new credit agreements: (i) a five-year $1.65 billion asset-based revolving credit facility, secured by the Company’s inventory, credit card receivables and certain other assets, which will bear interest at the rate of LIBOR plus 1.75% to LIBOR plus 2.25%, depending on utilization and (ii) a six-year $850 million term loan, secured by a portion of the Company’s real estate and equipment, which will bear interest at the rate of LIBOR plus 6.75% and include a floor on LIBOR set at 1.25%. The material terms of these agreements are described in more detail below. These agreements replace the Company’s senior secured credit facilities, which were composed of a $1.5 billion revolving credit facility, scheduled to mature in April 2015, a $574 million term loan (B-2), scheduled to mature in October 2015 and a $446 million term loan (B-3), scheduled to mature in April 2018.

ABL Credit Agreement

On August 30, 2012, the Company entered into a Credit Agreement, among the Company, as Lead Borrower, the subdiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and LC Issuer, certain other Lenders party thereto, as LC Issuers, and the Lenders party thereto (collectively, the “ABL Lenders”), U.S. Bank, National Association, Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as Co-Syndication Agents, Wells Fargo Bank, National Association and General Electric Capital Corporation, as Co-Collateral Agents, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, BMO Harris Bank N.A., RBS Citizens Business Capital, a division of RBS Asset Finance, Inc, General Electric Capital Corporation, as Co-Documentation Agents, Union Bank, N.A., PNC Bank, National Association and Goldman Sachs Bank USA, as Senior Managing Agents, and Wells Fargo Capital Finance, LLC, U.S. Bank, National Association, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, BMO Harris Bank N.A., RBS Citizens, N.A. and GE Capital Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners (the “ABL Credit Agreement”).

The ABL Credit Agreement provides the Company and certain of its direct and indirect operating subsidiaries (the “ABL Borrowers”) with the ability to borrow up to an aggregate principal amount of $1.65 billion under a senior secured revolving credit and letter of credit facility, which matures on August 30, 2017 (the “ABL Credit Facility”). Borrowings under the ABL Credit Facility will bear interest at rates of LIBOR plus 1.75% to LIBOR plus 2.25%, depending on utilization, and are subject to unused line fees of 0.25% or 0.375% per year, depending on utilization.

The ABL Credit Facility is guaranteed by certain of the Company’s existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries (the “ABL Guarantors, and together with the ABL Borrowers, the “ABL Loan Parties”). To secure their obligations under the ABL Credit Facility, each of the ABL Loan Parties has granted to the Administrative Agent a perfected first-priority security interest for the benefit of the ABL Lenders in its present and future inventory, credit card and certain other receivables, prescription files and related assets. In addition, the obligations of the ABL Loan Parties under the ABL Credit Agreement will be secured by second-priority liens on and security interests in the collateral securing the Term Loan Credit Agreement (as described below under “Term Loan Credit Agreement”), subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments.

The proceeds of the ABL Credit Facility will be used in part to repay the existing debt of the Company and its subsidiaries under the Amended and Restated Credit Agreement, dated April 5, 2010, among the Company, as the Borrower, various financial institutions and other persons from time to time parties thereto, as the Lenders, The Royal Bank of Scotland PLC, as the Administrative Agent for the Lenders, Credit Suisse Securities (USA) LLC, CoBank, ACB, as the Co-Syndication Agents for the Lenders, U.S. Bank National Association and Rabobank International, as the Co-Documentation Agents for the Lenders, RBS Securities Inc., Credit Suisse Securities (USA) LLC, CoBank ACB, U.S. Bank National Association, Rabobank International and Barclays Capital, as Joint Lead Arrangers and RBS Securities Inc. and Credit Suisse Securities (USA) LLC, as Joint Bookrunning Managers, as amended (the “2010 Amended and Restated Credit Agreement”). The proceeds of the ABL Credit Facility will also be used to pay costs, expenses and fees in connection with the ABL Credit Facility and the Term Loan Facility and for working capital and general corporate purposes of the ABL Borrowers. The Letters of Credit outstanding under the 2010 Amended and Restated Credit Agreement as of August 30, 2012 are now outstanding under the ABL Credit Facility.

The revolving loans under the ABL Credit Agreement are subject to a Borrowing Base which equals: (i) 90% of the net amount of eligible credit card receivables of the ABL Borrowers, plus, (ii) 85% of the Net Recovery Percentage (as defined in the ABL Credit Agreement) of the eligible inventory of the ABL Borrowers (other than perishable inventory) multiplied by the book value (excluding LIFO reserve) of such eligible inventory of the ABL Borrowers, net of applicable Inventory Reserves (as defined in the ABL Credit Agreement), subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments, plus (iii) an amount equal to the lesser of (a) 85% of the Net Recovery Percentage of eligible inventory of the ABL Borrowers consisting of perishable inventory multiplied by book value (excluding LIFO reserve) of such eligible inventory of the ABL Borrowers, net of applicable Inventory Reserves, subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments or (b) 22.5% of the Borrowing Base, net of applicable Inventory Reserves, plus (iv) an amount equal to the Pharmacy Scripts Availability (as defined in the ABL Credit Agreement), minus (v) Availability Reserves (as defined in the ABL Credit Agreement). The letters of credit outstanding under the ABL Credit Facility are subject to a sublimit of $600 million and the swingline loans outstanding under the ABL Credit Facility are subject to a sublimit equal to $150 million or the greater of $100 million or 10% of the Aggregate Commitments (defined below). The ABL Borrowers have the right to increase the Aggregate Commitment in an aggregate principal amount of no less than $10 million and not more than $400 million, subject to identifying ABL Lenders or other institutional lenders willing to provide the increased commitments and the terms of such facility increase that may be agreed to by the parties.

The revolving loans under the ABL Credit Facility may be voluntarily prepaid, in whole or in part, without premium or penalty, subject to breakage or similar costs. The ABL Borrowers are required to repay the revolving loans in cash and provide cash collateral under the ABL Credit Facility to the extent that the revolving loans and letters of credit exceed the lesser of the Borrowing Base then in effect or the aggregate amount of the ABL Lenders’ commitments under the ABL Credit Facility (the “Aggregate Commitment”). However, in such an event, the ABL Borrowers will not be required to cash collateralize the letter of credit obligations unless after the prepayment in full of the loans, the aggregate amount outstanding of letter of credit obligations exceeds the lesser of the Borrowing Base or the Aggregate Commitments (the “Loan Cap”) then in effect. In the event that the Company’s Excess Availability under the ABL Credit Agreement falls below certain thresholds, the Company will be obligated to apply all proceeds from collateral for the ABL Credit Facility plus other cash receipts not required to be applied to repay other debt to the repayment of the ABL Credit Facility, subject to the ability to reborrow on the terms described above.

The ABL Credit Agreement contains customary representations and warranties. The ABL Credit Agreement also contains certain operating covenants, which restrict the ability of the ABL Loan Parties to take certain actions without the permission of the ABL Lenders or as otherwise permitted under the ABL Credit Agreement. If the Excess Availability is less than 10% of the Aggregate Commitments under the

ABL Credit Facility, the ABL Credit Agreement also contains a financial covenant that requires that the consolidated fixed charge coverage ratio of the Company and its Restricted Subsidiaries (as defined in the ABL Credit Agreement) will not be less than 1.00 to 1.00 for the period ending as of the end of the most recent fiscal period for which the administrative agent has received financial statements.

The ABL Credit Agreement contains customary default provisions. Among other things, an event of default will be deemed to have occurred upon: (i) the failure to pay any amounts due under the ABL Credit Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation, insolvency or inability to pay debts as they come due, (v) certain judgements and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the ABL Credit Agreement) under the Company’s Pension Plan or Multiemployer Plans, (viii) an uninsured loss to a portion of the collateral having a value in excess of $75 million, (ix) the suspension of payments or similar events by the credit card issuers or processors of the ABL Borrowers and (x) the occurrence of a Material Adverse Effect (as defined in the ABL Credit Agreement). In addition, default by an ABL Loan Party under any Material Indebtedness (as defined in the ABL Credit Agreement), the termination or ineffectiveness of the provisions of the Term Loan Intercreditor Agreement and the maturity of the Term Loan Facility prior to its original maturity date will be an event of default under the ABL Credit Agreement.

Term Loan Credit Agreement

On August 30, 2012, the Company entered into a Term Loan Credit Agreement, among the Company, as Borrower, the subsidiaries of the Company named as guarantors therein, the Lenders parties thereto (collectively, the “Term Loan Lenders”), Credit Suisse AG, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Barclays Bank PLC, as Joint Bookrunners and Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent (the “Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides the Company with the ability to borrow an aggregate principal amount of $850 million in a single draw (the “Term Loan Facility”), which the Company did on August 30, 2012. The Company may incur additional term loans under the Term Loan Facility in an aggregate principal amount of up to $150 million, subject to identifying Term Loan Lenders or other institutional lenders willing to provide the additional loans and the satisfaction of certain terms and conditions. Borrowings under the Term Loan Facility will bear interest at a rate of LIBOR plus 6.75% and with a floor on LIBOR set at 1.25%. The Term Loan Facility will mature on August 30, 2018. However, if by 91 days prior to the maturity date of the Company’s 7.5% Notes due 2014 or 8.0% Notes due 2016, the Company has not reduced the principal amount of such notes to less than $250 million as permitted in the Term Loan Credit Agreement, the Term Loan Facility will mature 91 days prior to the maturity date of such notes. The Term Loan Facility will also mature early upon the occurrence of a Change of Control (as defined in the Term Loan Credit Agreement).

The Term Loan Facility is guaranteed by certain of the Company’s existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries (the “Term Loan Guarantors,” and together with the Company, the “Term Loan Parties”). To secure their obligations under the Term Loan Facility, each of the Term Loan Parties will grant a perfected first-priority mortgage lien and security interest for the benefit of the Term Loan Lenders in certain of the Term Loan Parties’ owned or ground leased real estate and the equipment of the Term Loan Parties located on such real estate within 90 days after the closing of the Term Loan Facility, subject to any extensions that may be granted by the Administrative Agent. In addition, the obligations of the Term Loan Parties under the Term Loan Credit Agreement are secured by second-priority security interests in the collateral securing the ABL Credit Agreement (as described above under “ABL Credit Agreement”), subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments.

The proceeds of the Term Loan Facility will be used, together with a portion of the proceeds of the ABL Credit Facility, to repay the existing debt of the Company and its subsidiaries under the 2010 Amended and Restated Credit Agreement and to pay costs, expenses and fees in connection with the Term Loan Facility and the ABL Credit Facility.

The loans under the Term Loan Facility may be voluntarily prepaid in certain minimum principal amounts, subject to the payment of a prepayment fee in certain circumstances. Pursuant to the Term Loan Credit Agreement, the Company must apply Net Cash Proceeds (as defined in the Term Loan Credit Agreement) from certain types of asset sales in amounts ranging from 50% to 100% of the Net Cash Proceeds of such transactions (excluding proceeds of the collateral security of the ABL Credit Agreement and other secured indebtedness) to prepay the loans outstanding under the Term Loan Facility. Also, beginning with the Company’s fiscal year ending February 23, 2013, the Company must prepay loans outstanding under the Term Loan Facility no later than 90 days after the fiscal year end in an aggregate principal amount equal to a percentage of the Excess Cash Flow (as defined in the Term Loan Credit Agreement) for the fiscal year then ended minus any voluntary prepayments made during the past fiscal year.

The Term Loan Credit Agreement contains customary representations and warranties. The Term Loan Credit Agreement also contains certain operating covenants, which restrict the ability of the Term Loan Parties to take certain actions without the permission of the Term Loan Lenders or as permitted under the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains customary default provisions. Among other things, an event of default will be deemed to have occurred upon: (i) the failure to pay any amounts due under the Term Loan Credit Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation, insolvency or inability to pay debts as they come due, (v) certain judgements and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the Term Loan Credit Agreement) under the Company’s Pension Plan or Multiemployer Plans, (viii) an uninsured loss to a portion of the collateral having a value in excess of $75 million, (ix) the suspension of payments or similar events by the credit card issuers or processors of the ABL Borrowers and (x) the termination or attempted termination of any Facility Guaranty (as defined in the Term Loan Credit Agreement). In addition, default by a Term Loan Party under any Material Indebtedness (as defined in the Term Loan Credit Agreement), the termination or ineffectiveness of the provisions of the Intercreditor Agreement and the maturity of the ABL Credit Facility prior to its original maturity date will be deemed to be an event of default under the Term Loan Credit Agreement.

Certain of the ABL Lenders and the Term Loan Lenders and their affiliates have provided from time to time, and may provide in the future, commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions. U.S. Bank, National Association, is a lender under the ABL Credit Agreement and also acts as a Co-Syndication Agent, Joint Lead Arranger and Joint Bookrunner for the ABL Credit Agreement; its affiliate U.S. Bank Trust National Association serves as a trustee for an indenture under which the Company has outstanding debt securities. Wells Fargo Bank, National Association, is an ABL Lender and acts as Administrative Agent, Swing Line Lender, LC Issuer and Co-Collateral Agent for the ABL Credit Agreement and is the Documentation Agent under the Term Loan Credit Agreement and its affiliate, Wells Fargo Capital Finance, LLC is a Joint Lead Arranger and Joint Bookrunner for the ABL Credit Agreement; Wells Fargo Bank, National Association, serves as a trustee for an indenture under which the Company has outstanding debt securities.

Item 1.02 Termination of a Material Definitive Agreement

On August 30, 2012, the proceeds of the Term Loan Facility, the initial proceeds of the ABL Credit Facility and certain other funds of the Company and its subsidiaries were used to repay the existing indebtedness of the Company and its subsidiaries under the 2010 Amended and Restated Credit Agreement, which was composed of (i) $280 million under the revolving credit facility, scheduled to mature in April 2015, (ii) $574 million under term loan B-2, scheduled to mature in October 2015 and (iii) $446 million term loan B-3, scheduled to mature in April 2018. Upon the execution of the Termination Agreement with The Royal Bank of Scotland PLC and the repayment of this indebtedness, the Company’s obligations under the 2010 Amended and Restated Credit Agreement immediately terminated. The material terms of the 2010 Amended and Restated Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on April 9, 2010. The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2012

SUPERVALU INC.

By:	/s/ Sherry M. Smith
Name:	Sherry M. Smith
Title:	Executive Vice President and Chief Financial Officer
(Authorized Officer of Registrant)